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                                                                    Exhibit 5.1
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(214) 953-0053


                                                   March 29, 1999


Tuesday Morning Corporation
14621 Inwood Road
Dallas, Texas 75001

Ladies and Gentlemen:

         We have served as counsel for Tuesday Morning Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended, covering the proposed public offering of 6,600,000 shares (the "Initial Shares") of the Company's common stock, $0.01 par value, 5,515,000 shares of which are to be issued and sold by the Company (the "Company Shares") and 1,085,000 shares of which are to be issued and sold by certain selling stockholders. Subject to the exercise of the over-allotment options granted by a selling stockholder to the U.S. and international underwriters, an additional 990,000 shares (together with the shares to be sold by selling stockholders in the primary offering, the "Selling Stockholders Shares") of common stock (the "Additional Shares and, together with the Initial Shares, the "Shares) may be sold. The number of Shares reflected herein and in the Registration Statement has been adjusted to reflect a 7-for-1 stock dividend to be effected in April 1999.

         With respect to the foregoing, we have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that:

         1. The Company Shares, when sold, issued and delivered in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement and in the U.S. and International Purchase Agreements described in the Registration Statement, will be duly and validly authorized, issued and outstanding and fully paid and nonassessable.

         2. The Selling Stockholders Shares, when sold and delivered, will be duly and validly issued and outstanding and fully paid and nonassessable.
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March 29, 1999
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         We consent to the use of this opinion as Exhibit 5 to the Registration
Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7of the Act or the rules and regulations of the Commission.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ Crouch & Hallett, L.L.P.